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                                                                    EXHIBIT 5.1

                          GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231


                                  March 2, 1998

Restrac, Inc.
91 Hartwell Avenue
Lexington, Massachusetts 02173

     Re: RESTRAC, INC. AMENDED AND RESTATED 1996 STOCK OPTION AND GRANT PLAN AND AMENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 1,000,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Restrac, Inc., a Delaware corporation (the "Company").

     In connection with rendering this opinion, we have examined the Third Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-Laws of the Company, such records of the corporate proceedings of the Company as we deemed material, a registration statement on Form S-8 under the Securities Act relating to the Shares (the "Registration Statement") and the Company's Amended and Restated 1996 Stock Option and Grant Plan and its Amended and Restated 1996 Employee Stock Purchase Plan (collectively, the "Plans").

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the Commonwealth of Massachusetts and the Delaware General Corporation Law.

     Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Plans and the Registration Statement, the Shares will be legally issued, fully paid and nonassessable shares of the Company's Common Stock.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /S/ GOODWIN, PROCTER & HOAR LLP

                                                GOODWIN, PROCTER & HOAR  LLP